UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event                Commission file No. 0-6764
reported) April 13, 2000


                           Mobile America Corporation
                           --------------------------
             (Exact name of registrant as specified in its charter)

         Florida                                       59-1218935
         -------                                       ----------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

   10475 Fortune Parkway, Suite 103
      Jacksonville, Florida                             32256
   --------------------------------                     -----
(Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code (904) 363-6339

Item 4.  Changes in Registrant's Certifying Accountants
-------------------------------------------------------

The firm of Cherry, Bekaert & Holland, LLP was previously the principal accountants for Mobile America Corporation ("the Company"). On April 13, 2000, that firm's appointment as principal accountants was terminated and KPMG LLP was engaged as principal accountants. The decision to change accountants was approved by the Company's audit committee of the board of directors.

The reports of Cherry, Bekaert & Holland, LLP on the Company's financial statements for the two fiscal years ended December 31, 1999 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the two fiscal years ended December 31, 1999, and the subsequent interim period through April 13, 2000, there were no disagreements with Cherry, Bekaert & Holland, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

During its two fiscal years ended December 31, 1999, and the subsequent interim period through April 13, 2000, the Company did not consult with KPMG regarding
(i) the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company's financial statements or (ii) any matter that was either the subject of a disagreement or a reportable event.


Item 7.  Financial Statements and Exhibits
------------------------------------------

(c)      Exhibits

         16.1 Letter from Cherry, Bekaert & Holland, LLP regarding its concurrence with the Registrant's statement regarding change of accountants.




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       Mobile America Corporation
                                       --------------------------
                                             Registrant


April 18, 2000                         By: /S/   Mark P. Brockelman
                                          --------------------------------------
                                           Mark P. Brockelman
                                           Vice President and Chief Financial
                                             Officer